As filed with the Securities and Exchange Commission on June 27, 2018 Registration No. 333-225867

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Moleculin Biotech, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-4671997 (I.R.S. Employer Identification Number)

2575 West Bellfort, Suite 333
Houston, Texas 77054
(Address, including zip code, of registrant’s principal executive offices)

Moleculin Biotech, Inc. 2015 Stock Plan (as amended)
(Full title of the plans)

Mr. Walter Klemp, Chief Executive Officer
2575 West Bellfort, Suite 333
Houston, Texas 77054
(713) 300-5160
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Cavas S. Pavri, Esq.
Schiff Hardin LLP
100 N. 18th, Suite 300
Philadelphia, PA 19103
(202) 724-6847
Facsimile: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	2,000,000	$1.85	$3,700,000.00	$460.65

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Moleculin Biotech, Inc. common stock that may be granted under the Moleculin Biotech, Inc. 2015 Stock Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $ 1.85 per share, the average of the high and low prices of the registrant’s common stock of as reported on the Nasdaq Stock Market on June 22, 2018.

EXPLANATORY NOTE

This registrant is filing this Amendment No. 1 on Form S-8 (Form S-8 POS) to its Form S-8 registration statement filed with the Securities and Exchange Commission on June 25, 2018 (the Original Filing) solely to file an amended Exhibit 23.1 to correct the inadvertent omission during the EDGARization process of the signature on its Consent of Independent Registered Public Accounting Firm. Except as expressly set forth above, this Form S-8 POS does not, and does not purport to, amend, update, or restate the information in any other item of the Original Filing.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Moleculin Biotech, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 2,000,000 shares of common stock of the Company to be issued pursuant to the Company’s 2015 Stock Plan, as amended (the “Equity Plan”). The contents of the previous Registration Statement on Form S-8 filed by us with the SEC for the Equity Plan on July 21, 2016 (File No. 333-212619) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (filed on March 28, 2018);

(b)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (filed on March 14, 2018);

(c)The Company’s Current Reports on Form 8- filed on February 7, 2018, February 13, 2018, February 15, 2018; February 16, 2018; April 16, 2018; June 8, 2018; June 20, 2018: and June 21, 2018;

(d)The Company’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2018

(e)The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on April 28, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                    Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on June 27, 2018.

MOLECULIN BIOTECH, INC.
(Registrant)

/s/ Walter V. Klemp
Walter V. Klemp
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Walter V. Klemp
Walter V. Klemp	Chief Executive Officer, President and Director	June 27, 2018
(Principal Executive Officer)
/s/ Jonathan P. Foster
Jonathan P. Foster	Chief Financial Officer and Executive Vice President	June 27, 2018
(Principal Financial Officer and Principal Accounting Officer)
/s/ Robert George
Robert George	Director	June 27, 2018

/s/ Michael Cannon
Michael Cannon	Director	June 27, 2018

/s/ John Climaco
John Climaco	Director	June 27, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1/A filed March 22, 2016)
4.2	Amended and Restated Bylaws of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1/A filed March 22, 2016)
4.3#	2015 Stock Plan, as amended
5#	Opinion of Schiff Hardin LLP
23.1#	Consent of Grant Thornton, LLP
23.2#	Consent of Schiff Hardin LLP (included in Exhibit 5)

#    Filed herewith.